As filed with the Securities and Exchange Commission on March 26, 1999
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            ------------------------
                             PINNACLE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)
                            ------------------------

       California                                         94-3003809
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                            280 North Bernardo Avenue
                         Mountain View, California 94043

   (Address, including zip code, of Registrant's principal executive offices)
                   ------------------------------------------
                        INDIVIDUAL OPTIONS GRANTED UNDER
           THE TRUEVISION, INC. 1998 INCENTIVE STOCK PLAN, AS AMENDED,
                   THE TRUEVISION 1997 EQUITY INCENTIVE PLAN,
               THE TRUEVISION, INC. 1991 DIRECTOR OPTION PLAN AND
    COMPENSATORY WARRANT TO PURCHASE SHARES OF TRUEVISION, INC.
                                  COMMON STOCK
                            (Full title of the plan)
                   ------------------------------------------
                                 MARK L. SANDERS
                      President and Chief Executive Officer
                             PINNACLE SYSTEMS, INC.
                            280 North Bernardo Avenue
                         Mountain View, California 94043
                                 (650) 526-1600
(Name, address, and telephone number, including area code, of agent for service)
                   ------------------------------------------
                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
         Title of Each Class of                                                Proposed            Proposed
     Securities to be Registered(1)                                             Maximum             Maximum            Amount of
                                                    Amount to be             Offering Price        Aggregate         Registration
                                                     Registered                Per Share        Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value and related                 77,000                  $35.125(2)         $2,704,625.00         $752
Preferred Share Purchase Rights.......
====================================================================================================================================

(1)  The  securities to be registered  are shares of Common Stock,  no par value,  of the  registrant  issuable  under the specified employee  benefit  plans and  agreements  thereunder  and a warrant to purchase  Common  Stock,  which have been assumed by the
     Registrant.
(2)  Calculated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on March 24, 1999.


================================================================================

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Pinnacle Systems, Inc. is referred to herein as the "Registrant"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed September 11, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed November 13, 1998 pursuant to
Section 13 of the 1934 Act;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998, filed February 3, 1999 pursuant to
Section 13 of the 1934 Act;

                  (d) The Registrant's Proxy Statement dated September 16, 1998 relating to the Company's 1998 Annual Meeting of Shareholders;

                  (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on September 9, 1994;

                  (f) The description of the Company's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A as filed with the Commission on December 19, 1996, as amended May 19, 1998; and

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                  As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

                  Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

                  At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8   Exhibits


   Exhibit
   Number                     Documents
   -----                      ---------
    4.1    Truevision, Inc. 1997 Equity Incentive Plan(1)

    4.2    Truevision, Inc. 1988 Incentive Stock Plan, as amended (2)

    4.3    Truevision, Inc. Amended and Restated 1991 Director Option Plan(2)

    4.4 Compensatory warrant to purchase shares of Truevision, Inc. Common Stock(3)

    5.1 Opinion of counsel as to legality of securities being registered

   23.1    Consent of Counsel (contained in Exhibit 5.1)

   23.2    Consent of KPMG LLP

   24.1    Power of Attorney (see page II-5)

--------------------------
(1) Incorporated by reference to the Truevision, Inc. Registration Statement on Form S-8 (File No. 333-50631) filed on April 21, 1998.

(2) Incorporated by reference to the Truevision, Inc. Registration Statement on Form S-8 (File No. 333-36453) filed on September 26, 1997.

(3) Incorporated by reference to the Truevision, Inc. Registration Statement on Form S-8 (File No. 333-36455) filed on September 26, 1997.


Item 9    Undertakings

         (a) Rule 415 offering The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request  for   acceleration   of   effective   date  or  filing  of
registration statement on Form S-8

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pinnacle Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 26th day of March, 1999.


                             PINNACLE SYSTEMS, INC.



                             By: /S/ MARK L. SANDERS
                                ------------------------------------------------
                                 Mark L. Sanders
                                 President and Chief Executive Officer


                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark L. Sanders and Arthur D. Chadwick his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    Signature                                      Title                               Date
                    ---------                                      -----                               ----

/S/ MARK L. SANDERS                                President, Chief Executive Officer             March 26, 1999
---------------------------------------------      and Director (Principal Executive
(Mark L. Sanders)                                  Officer)


/S/ ARTHUR D. CHADWICK                             Vice President, Finance and                    March 26, 1999
---------------------------------------------      Administration and Chief Financial
(Arthur D. Chadwick)                               Officer (Principal Financial and
                                                   Accounting Officer)


/S/ AJAY CHOPRA                                    Chairman of the Board and Vice                 March 26, 1999
---------------------------------------------      President, Desktop Products
(Ajay Chopra)

/S/ NYAL D. MCMULLIN                               Director                                       March 26, 1999
---------------------------------------------
(Nyal D. McMullin)

/S/ GLENN E. PENISTEN                              Director                                       March 26, 1999
---------------------------------------------
(Glenn E. Penisten)

/S/ CHARLES J. VAUGHAN                             Director                                       March 26, 1999
---------------------------------------------
(Charles J. Vaughan)

                                                   Director
---------------------------------------------
(John Lewis)

/S/ L. GREGORY BALLARD                             Director                                       March 26, 1999
---------------------------------------------
(L. Gregory Ballard)


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                             Pinnacle Systems, Inc.

                                 March 26, 1999

                                INDEX TO EXHIBITS



 Exhibit
 Number                            Documents
 -------                           ---------

    4.1  Truevision, Inc. 1997 Equity Incentive Plan(1)

    4.2  Truevision, Inc. 1988 Incentive Stock Plan, as amended (2)

    4.3  Truevision, Inc. Amended and Restated 1991 Director Option Plan(2)

    4.4 Compensatory warrants to purchase shares of Truevision, Inc. Common Stock(3)

    5.1 Opinion of counsel as to legality of securities being registered

   23.1  Consent of Counsel (contained in Exhibit 5.1)

   23.2  Consent of KPMG LLP

   24.1  Power of Attorney (see page II-5)
-------------------
(1) Incorporated by reference to the Truevision, Inc. Registration Statement on Form S-8 (File No. 333-50631) filed on April 21, 1998.

(2) Incorporated by reference to the Truevision, Inc. Registration Statement on Form S-8 (File No. 333-36453) filed on September 26, 1997.

(3) Incorporated by reference to the Truevision, Inc. Registration Statement on Form S-8 (File No. 333-36455) filed on September 26, 1997.